                                                                    Exhibit 99.2

               Report of Ernst & Young, LLP, Independent Auditors


The Board of Directors and Shareholders
CryoGen, Inc.

We have audited the accompanying consolidated balance sheet of CryoGen, Inc. as of December 31, 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CryoGen, Inc. at December 31, 2001 and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.



                                                           /s/ ERNST & YOUNG LLP



San Diego, California
May 3, 2002, except for Note 7,
as to which the date is
December 30, 2002

                                  CryoGen, Inc.

                           Consolidated Balance Sheet

                                December 31, 2001


ASSETS
Current assets:
   Cash and cash equivalents                                                          $    7,857,656
   Accounts receivable, net of allowance for doubtful accounts of $60,000                    496,154
   Inventories, net                                                                        1,152,240
   Other current assets                                                                      152,725
                                                                                      --------------
 Total current assets                                                                      9,658,775

Property and equipment, net                                                                1,657,191
Intangible assets                                                                            458,635
Other non-current assets                                                                      26,300
                                                                                      --------------
Total assets                                                                          $   11,800,901
                                                                                      ==============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable                                                                   $      661,899
   Accrued liabilities                                                                     1,689,385
   Capital lease obligations, current portion                                                120,194
                                                                                      --------------
Total current liabilities                                                                  2,471,478

Capital lease obligations, less current portion                                               14,470

Redeemable convertible preferred stock, no par value; 38,200,000 shares authorized; 35,437,749 shares issued and outstanding at December 31, 2001
     Series D, E and F                                                                    45,045,364
Shareholders' equity (deficit):
   Convertible preferred stock, no par value; 7,614,286 shares authorized;
     7,094,845 shares issued and outstanding at December 31, 2001
     Series A, B and C                                                                    13,500,797
   Common stock, no par value; 63,000,000 shares authorized; 2,153,207 shares
     issued and outstanding at December 31, 2001                                             433,352
   Accumulated comprehensive loss                                                                 --
   Accumulated deficit                                                                   (49,664,560)
                                                                                      --------------
Total shareholders' equity (deficit)                                                     (35,730,411)
                                                                                      --------------
Total liabilities and shareholders' equity (deficit)                                  $   11,800,901
                                                                                      ==============


See accompanying notes.

                                  CryoGen, Inc.

                      Consolidated Statement of Operations

                          Year Ended December 31, 2001


Net sales                                                                $    1,949,885

Costs and expenses:
   Cost of sales                                                              3,879,580
   Research and development                                                   1,813,867
   General and administrative                                                 2,618,125
   Sales and marketing, including depreciation of demonstration
      and field capital equipment of $699,300                                 7,208,089
                                                                         --------------
Total costs and expenses                                                     15,519,661
                                                                         --------------

Operating loss                                                              (13,569,776)

Interest and other expense, net                                                 (60,497)
                                                                         --------------
Net loss                                                                    (13,630,273)

Accrued preferred stock dividends                                            (2,476,592)
                                                                         --------------

Net loss applicable to common stockholders                               $  (16,106,865)
                                                                         ==============
Basic and diluted net loss per share                                              (7.91)
                                                                         ==============
Shares used to compute basic and dilute net loss per share               $    2,037,214
                                                                         ==============



See accompanying notes.

                                  CryoGen, Inc.

            Consolidated Statement of Shareholders' Equity (Deficit)

                          Year Ended December 31, 2001




                                                                          CONVERTIBLE
                                                                        PREFERRED STOCK                 COMMON STOCK
                                                                -----------------------------   ---------------------------
                                                                     SHARES        AMOUNT          SHARES         AMOUNT
                                                                -------------   -------------   ------------   ------------
Balance at December 31, 2000                                       7,094,845    $ 13,500,797      1,996,176      $ 370,251
   Accrued redeemable convertible preferred stock dividend                --              --             --             --
   Proceeds from the exercise of stock options                            --              --        158,031         63,129
   Repurchase of restricted common shares                                 --              --         (1,000)           (28)
   Net loss and comprehensive loss                                        --              --             --             --
                                                                -------------   -------------   ------------   ------------
Balance at December 31, 2001                                       7,094,845    $ 13,500,797      2,153,207      $ 433,352
                                                                =============   =============   ============   ============


                                                                                      TOTAL
                                                                  ACCUMULATED      SHAREHOLDERS'
                                                                    DEFICIT       EQUITY (DEFICIT)
                                                                ----------------  ---------------
Balance at December 31, 2000
   Accrued redeemable convertible preferred stock dividend      $   (33,557,695)  $  (19,686,647)
   Proceeds from the exercise of stock options                       (2,476,592)      (2,476,592)
   Repurchase of restricted common shares                                    --           63,129
   Net loss and comprehensive loss                                           --              (28)
                                                                    (13,630,273)     (13,630,273)
                                                                ----------------  ---------------
Balance at December 31, 2001                                        (49,664,560)  $  (35,730,411)
                                                                ----------------  ---------------


See accompanying notes.

                                  CryoGen, Inc.

                      Consolidated Statement of Cash Flows

                          Year Ended December 31, 2001


OPERATING ACTIVITIES
Net loss                                                                      $   (13,630,273)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                    1,032,895
   Amortization of debt discount                                                       26,551
   Deferred rent                                                                      (16,107)
   Changes in operating assets and liabilities:
     Accounts receivable, net                                                        (420,349)
     Inventories, net                                                                (650,872)
     Other current assets                                                              41,211
     Accounts payable                                                                 388,995
     Accrued liabilities                                                            1,142,196
                                                                              ---------------
Net cash used in operating activities                                             (12,085,753)

INVESTING ACTIVITIES
Purchases of property and equipment                                                (1,825,618)
Other non-current assets                                                              (67,666)
                                                                              ---------------
Net cash used in investing activities                                              (1,893,284)

FINANCING ACTIVITIES
Repayment of notes payable                                                         (1,017,924)
Repayment of capital lease obligations                                                (85,899)
Net proceeds from an issuance of redeemable convertible preferred stock            21,374,175
Proceeds from exercise of stock options                                                63,129
Repurchase of common stock                                                                (28)
                                                                              ---------------
Net cash provided by financing activities                                          20,333,453
                                                                              ---------------

Net increase in cash and cash equivalents                                           6,354,416
Cash and cash equivalents at beginning of the year                                  1,503,240
                                                                              ---------------
Cash and cash equivalents at end of the year                                  $     7,857,656
                                                                              ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid                                                                 $       116,457
                                                                              ===============
Accrued dividend                                                              $     2,476,592
                                                                              ===============



See accompanying notes.

                                  CryoGen, Inc.

                   Notes to Consolidated Financial Statements


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

CryoGen, Inc. ("CryoGen" or the "Company") was incorporated in California on December 29, 1993. The Company is a medical device company engaged in the development, manufacture and sale of cryotherapy tools for gynecologic and other indications. In April 2001, the Federal Drug Administration ("FDA") approved the Company's Pre-Marketing Applications for the Company's "Her Option(TM)" device and the Company commenced sales and marketing of the device at that time. The Company's primary customers are hospitals and physician offices in the United States.

BASIS OF PRESENTATION

These consolidated financial statements include the accounts of CryoGen and its wholly-owned European subsidiary located in France. All intercompany balances and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash and highly liquid investments with maturities of three months or less when purchased. Cash equivalents primarily represent funds invested in money market funds and their cost approximates market value.

                                  CryoGen, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories consist of raw materials, work in process and finished goods and are stated at the lower of cost (first-in first-out) or market.

The Company generally uses standard parts and components for its products; however, many key components are purchased from sole or single source vendors for which alternative sources are not currently available. The inability to obtain sufficient quantities of these components in the future may result in delays or reductions in product shipments, which could have a material adverse affect on the Company's business, financial condition and results of operations.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are calculated using the straight-line method over an estimated useful life ranging from two to five years, or the lease term, as appropriate. Leasehold improvements are amortized over the estimated useful life or the lease term, whichever is shorter.

PATENT AND TRADEMARK COSTS

Legal costs incurred in filing patent and trademark applications have been capitalized and, upon patent or trademark issuance, are amortized over ten years, the estimated economic useful lives of such patents and trademarks. Costs related to abandoned patent applications are expensed at the time of abandonment.

ACCOUNTING STANDARD ON IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Company regularly evaluates its long-lived assets, including identifiable intangibles and goodwill related to those assets, for indicators of possible impairment. To date, no such indicators have been identified.

                                  CryoGen, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company recognizes revenue when all four of the following criteria are met:
(i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services had occurred; (iii) the selling price is fixed or determinable; and (iv) collectibility is reasonably assured. In addition, the Company complies with the Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin ("SAB") No. 101, which sets forth guidelines on the timing of revenue recognition based upon factors such as passage of title, installation, payment and customer acceptance.

The Company markets and sells cryotherapy products, which include both disposables and related equipment. Initially, the Company sells disposables and provides the related equipment to customers at no charge during an evaluation period. Customers either acquire the equipment or return it to the Company. Depreciation on the equipment during the evaluation period is charged to sales and marketing. Revenue is recognized upon transfer of title, which generally coincides with the shipment of products to the customer. Revenue during 2001 primarily relates to the sale of disposables.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred.

ADVERTISING COSTS

Advertising costs are expensed as incurred and totaled $854,450 for the year ended December 31, 2001.

                                  CryoGen, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

COMPREHENSIVE INCOME

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires that all components of comprehensive income (loss), including net income (loss), be reported in the financial statements in the period in which they are recognized. Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income (loss) and other comprehensive income (loss), including unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income (loss). The Company's comprehensive loss is the same as the reported net loss for the year ended December 31, 2001.

STOCK-BASED COMPENSATION

The Company has elected to follow Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its employee stock options. Under APB No. 25, when the purchase price of restricted stock or the exercise price of the Company's employee stock options equals or exceeds the fair value of the underlying stock on the date of issuance or grant, no compensation expense is recognized.

Deferred compensation for stock options or warrants issued to non-employees are recorded at their fair value as determined in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services. The fair value of the unvested options and warrants is periodically remeasured and the related amortization is adjusted as necessary.

                                  CryoGen, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET LOSS PER SHARE

The Company calculated net loss per share in accordance with SFAS No. 128, Earnings Per Share, and SAB No. 98. Basic earnings per share ("EPS") is calculated by dividing the net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period, without consideration for common stock equivalent. Diluted EPS is computed by dividing the net income available to common stockholders by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents outstanding for the period determined using the treasury-stock method. For purposes of this calculation, common stock subject to repurchase by the Company, convertible preferred stock, options, and warrants are considered to be common stock equivalents and are only included in the calculation of diluted earnings per share when their effect is dilutive. Under the provisions of SAB No. 98, common shares issued for nominal consideration (as defined), if any, would be included in the per share calculations as if they were outstanding for all periods presented. No common shares have been issued for nominal consideration.

Potentially dilutive securities totaling 50,751,835 shares for the year ended December 31, 2001 were excluded from basic and diluted earnings per share because of their anti-dilutive effect.

                                  CryoGen, Inc.

The computation for basic and diluted net loss per share for the year ended December 31, 2001 is as follows:

Numerator:
    Net loss                                                                    $     (13,630,273)
    Accrued preferred stock dividends                                                  (2,476,592)
                                                                                ------------------
Net loss applicable to common stockholders                                            (16,106,865)
                                                                                ==================

Denominator
    Weighted average common shares                                                      2,099,641
    Weighted average restricted common shares subject to repurchased                      (62,427)
                                                                                ------------------
Denominator for basic and diluted earnings per share                                    2,037,214
                                                                                ==================

Basic and diluted net loss per share                                            $           (7.91)
                                                                                ==================


2.  BALANCE SHEET INFORMATION


INVENTORIES

Inventories consist of the following:

                                                                                    DECEMBER 31,
                                                                                       2001
                                                                                ------------------
   Raw materials                                                                $       1,145,885
   Work-in-process                                                                        594,881
   Finished goods                                                                         491,591
   Inventory reserve                                                                   (1,080,117)
                                                                                ------------------
                                                                                $       1,152,240
                                                                                ==================

Inventory reserve is for lower-of-cost and excess & obsolescence provisions.

                                  CryoGen, Inc.

2.  BALANCE SHEET INFORMATION (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                                   DECEMBER 31,
                                                                                       2001
                                                                                -----------------
 Demonstration and field capital                                                $      1,701,010
 Office furniture and equipment                                                          749,456
 Laboratory equipment                                                                    943,818
 Leasehold improvements                                                                  394,280
                                                                                -----------------
                                                                                       3,788,564
 Accumulated depreciation and amortization                                            (2,131,373)
                                                                                -----------------
                                                                                $      1,657,191
                                                                                =================


Demonstration and field capital represent cryotherapy equipment, some of which are physically located at the customer's site during the evaluation period.

The cost of equipment acquired under capital leases totaled $396,849 at December 31, 2001 with accumulated amortization of $262,185 at December 31, 2001.

INTANGIBLE ASSETS

Intangible assets consist of the following:

                                                                                   DECEMBER 31,
                                                                                       2001
                                                                                -----------------
   Patents and trademarks                                                       $        458,927
   License fees                                                                           42,000
                                                                                -----------------
                                                                                         500,927
   Accumulated amortization                                                              (42,292)
                                                                                -----------------
                                                                                $        458,635
                                                                                =================

                                  CryoGen, Inc.

2.  BALANCE SHEET INFORMATION (CONTINUED)

ACCRUED LIABILITIES

Accrued liabilities consist of the following:

                                                                               DECEMBER 31,
                                                                                   2001
                                                                              ---------------
   Accrued warranty                                                           $    280,375
   Executive severance                                                             475,690
   Accrued payroll and vacation                                                    311,503
   Accrued professional fees                                                       208,253
   Other                                                                           413,564
                                                                              ---------------
                                                                              $  1,689,385
                                                                              ===============


3.  COMMITMENTS


LEASES

Future minimum annual lease payments at December 31, 2001 are as follows:

                                                                   OPERATING           CAPITAL
                                                                    LEASES             LEASES
                                                                 ------------       ------------
   2002                                                          $    398,775       $    133,192
   2003                                                                38,107              8,080
                                                                 ------------       ------------
                                                                 $    436,882            141,272
                                                                 ============
   Less amount representing interest                                                       6,608
                                                                                    ------------
   Present value of net minimum lease payments                                           134,664
   Less current portion                                                                  120,194
                                                                                    ------------
   Long-term portion of capital lease obligation                                    $     14,470
                                                                                    ============


The Company has a operating lease for its office and manufacturing facilities. Rent expense was $275,920 for the year ended December 31, 2001.

                                  CryoGen, Inc.

3.  COMMITMENTS (CONTINUED)

LICENSE AGREEMENTS

In January 1997, the Company entered into an exclusive license agreement with the National Institute of Standards and Technology ("NIST") whereby NIST has agreed to license certain patents to the Company in exchange for 2% royalties on the net sales of the licensed products (as defined) during the term of the agreement. The Company shall also pay to NIST a royalty on sales by any sublicensees of licensed products equal to the greater of 2% of sublicensees' net sales of licensed products or 50% of all consideration received by the Company under a sublicense agreement. NIST shall receive an annual minimum royalty within 60 days of each year-end of $45,000 through the term of the agreement. Up to 70% of fees paid for patent filing, prosecution and maintenance costs in any country qualify as an offset against the royalties due. Both parties may modify or terminate the agreement with advance notice. Expense related to this licensing agreement for the year ended December 31, 2001 was $30,000.

In April 1997, the Company entered into an exclusive license and option agreement with Sunpower, Inc. ("Sunpower") whereby Sunpower agreed to give the Company the option to license certain patents to the Company in exchange for an initial non-refundable license fee payment of $20,000. A license fee of $50,000 was paid within thirty days after the date the Company notified Sunpower of its intention to obtain the license. The Company is also obligated to pay a guaranteed annual minimum royalty as follows:


June 2000 to June 2001                                    $  16,200
June 2001 to June 2003                                       32,400
June 2003 until terminated                                  108,000

The minimum royalty payments are to be paid equally on a quarterly basis. In addition, an actual royalty payment is required for each unit sold in excess of the guaranteed minimum royalty (as defined) until either party terminates the agreement with advanced notice or until all patent rights expire or are invalidated. Expense related to this licensing agreement for the year ended December 31, 2001 was $25,701.

                                  CryoGen, Inc.

4. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY (DEFICIT)


REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                                                  DECEMBER 31, 2001
                                                        ---------------------------------------
                       NUMBER           ISSUANCE            NUMBER              REDEMPTION
                      OF SHARES          PRICE             OF SHARES                AND
                     AUTHORIZED         PER SHARE         OUTSTANDING        LIQUIDATION VALUE
                   --------------    --------------     --------------      -------------------
Series D              4,100,000         $ 3.00             3,990,114           $ 11,456,694
Series E             12,100,000         $ 2.02            10,531,452             22,870,673
Series F             22,000,000         $ 0.50            20,916,183             10,465,064
                   --------------                       --------------      -------------------
                     38,200,000                           35,437,749           $ 44,792,431
                   ==============                       ==============      ===================


Holders of Series D, E and F preferred stock are entitled to cumulative cash dividends at a rate of 8% of the original issue price per annum, compounded quarterly and payable at the beginning of each calendar quarter beginning June 30, 1999, October 20, 2000 and December 28, 2001, respectively. Such dividends shall accrue beginning March 31, 1999, October 20, 2000 and December 28, 2001 for Series D, E and F preferred stock, respectively, whether or not earned or declared. In the event that the Company fails to redeem any shares of the Series D, E and F preferred stock in accordance with the agreement or fails to comply with any of the protective provisions of preferred stock (as defined), then dividends shall accrue at a rate of 10%. The holders of Series D, E and F preferred stock may redeem the shares at any time beginning October 12, 2005, October 12, 2005 and December 28, 2006, respectively, as amended.

Accrued dividends on Series D, E and F preferred stock, at December 31, 2001 total $2,558,673 and $1,597,140 and $6,972, respectively. Accrued dividends are included in the redemption and liquidation value of the redeemable convertible preferred stock.

                                  CryoGen, Inc.

4. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY (DEFICIT) (CONTINUED)

CONVERTIBLE PREFERRED STOCK

                                                                  DECEMBER 31, 2001
                                                       --------------------------------------
                       NUMBER          ISSUANCE           NUMBER
                     OF SHARES           PRICE           OF SHARES             LIQUIDATION
                     AUTHORIZED        PER SHARE        OUTSTANDING               VALUE
                   -------------    --------------     --------------        ----------------
Series A              1,214,286          $ 0.84            1,214,286         $       85,000
Series B              3,800,000          $ 1.80            3,658,336              3,768,086
Series C              2,600,000          $ 2.70            2,222,223              4,288,890
                   -------------                       --------------        ----------------
                      7,614,286                            7,094,845         $    8,141,976
                   =============                       ==============        ================


Liquidation value per share for Series A, B and C preferred stock at December 31, 2001 was $0.07, $1.03 and $1.93, respectively.

Holders of Series A, B and C preferred stock are entitled to noncumulative cash dividends at a rate to be determined by the Board of Directors, if and when such dividends are declared by the Board of Directors. No dividends have been declared to date.

In the event of liquidation, dissolution or winding up of the Company where the assets and the funds to be distributed to the holders of Series D, E and F preferred stock would be less than two times the original issuance price of Series D, E or F preferred stock, the holders of Series D, E and F preferred stock shall also be entitled to receive, prior and in preference to any distribution the holders of Series A, B and C preferred stock and common stockholders a liquidation preference for Series D, E and F preferred stock that equals the amount per share equal to the sum of the originally issued price plus any accrued but unpaid dividends.

The preferred shareholders have voting rights equal to the common shares they would own upon conversion.

Each share of Series A, B, C, D, E and F preferred stock is convertible into common stock at the option of the holder on a one-for-one basis, subject to adjustment for changes in capitalization. Each share of Series A, B, C, D, E and F preferred stock will automatically convert into shares of common stock at the conversion price in effect at

                                  CryoGen, Inc.

4. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY (DEFICIT) (CONTINUED)

such time, upon the closing of the sale of common stock at a per share offering price of at least two times the then applicable conversion price for such series in a firm commitment underwritten public offering with net proceeds to the Company of at least $50,000,000.

WARRANTS

Pursuant to an operating lease signed in 1997, in February 1998, the Company issued to a leasing company a warrant to purchase 13,100 shares of Series B preferred stock for $2.29 per share. The warrant is immediately exercisable for a period of seven years or three years from the effective date of the Company's initial public offering, whichever is earlier. The value of these warrants on the date of issuance was not considered significant.

In connection with the issuance of the $3 million subordinated promissory notes in 1998, the Company granted the note holders a warrant to purchase 111,111 shares of Series C preferred stock at $2.70 per share. The warrant is immediately exercisable for a period of seven years or three years from the effective date of the Company's initial public offering, whichever is earlier. The fair value of this warrant has been recorded to equity and offset against the debt as a debt discount. The discount is being amortized to interest expense over the term of the debt (three years). The remaining $26,551 of the discount was amortized during 2001, and there is no further debt discount to be amortized.

Pursuant to the master loan and security agreement signed in September 1998, the Company granted the lender a warrant to purchase 2,658 shares of Series C preferred stock at $2.70 per share. The warrant is immediately exercisable for a period of seven years, or three years from the effective date of the Company's initial public offering, whichever is earlier. The value of these warrants on the date of issuance was not considered significant.

In connection with the issuance of the 2000 Bridge Notes, the Company granted the note holders warrants to purchase shares of preferred stock whereby the holders are entitled to purchase 459,598 shares of Series E preferred stock at $2.02 per share. The fair value of the warrants was $588,285 and was recorded as additional interest expense and an increase to the value of the preferred stock. The warrants were valued using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%; expected volatility of 70%; risk free interest rate of 6.5%; and a term of five years. The warrants expire on March 31, 2005.

                                  CryoGen, Inc.

4. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY (DEFICIT) (CONTINUED)


In connection with the issuance of the 2001 Bridge Notes, the Company granted the note holders warrants to purchase shares of preferred stock whereby the holders are entitled to purchase 493,549 shares of Series F preferred stock at $0.50 per share. The value of these warrants on the date of issuance was not considered significant. The warrants expire on November 7, 2005.

STOCK OPTIONS

In 1995, the Company adopted the 1995 Stock Option/Stock Issuance Plan under which employees, directors, and consultants may be granted options to purchase common shares. In 1998, the Company adopted its 1998 Stock Option/Stock Issuance Plan, collectively the "Plans". As amended, the Plans provide for the grant of up to 7,350,000 shares of the Company's common stock, which are reserved for issuance upon exercise of options granted by the Company.

The exercise price of incentive stock options and restricted stock must equal at least the deemed fair value on the date of grant and the exercise price of non-statutory stock options and the issuance price of common stock under the stock issuance program may be no less than 85% of the deemed fair value on the date of grant or issuance. The options are immediately exercisable for a period of up to ten years after the date of grant and generally vest over four years, or earlier if performance incentives are achieved. Unvested common shares obtained through early exercise of options, or the grant of restricted stock, are subject to repurchase by the Company at the original issue price. Through December 31, 2001, 49,598 shares were repurchased by the Company and at December 31, 2001, 61,927 shares were subject to repurchase. As of December 31, 2001, no shares have been issued under the stock issuance program.

The weighted-averaged fair value of options granted during 2001 was $0.15.

Exercise prices for options outstanding as of December 31, 2001 were $0.10 to $0.60. The weighted-average exercise price was $0.48. The weighted-average remaining contractual life of those options is 7.87 years.

                                  CryoGen, Inc.

4. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY (DEFICIT) (CONTINUED)

At December 31, 2001, 4,900,604 shares were available for future grant or issuance under the Plans.

The following table summarizes stock option activity under the Plans and related information through December 31, 2001:

                                                                                             WEIGHTED
                                                                                              AVERAGE
                                                                          OPTIONS          EXERCISE PRICE
                                                                       -------------      ----------------
Balance at December 31, 2000                                              1,758,073            $0.47
   Granted                                                                1,313,563            $0.53
   Exercised                                                               (157,629)           $0.40
   Forfeited                                                               (675,416)           $0.55
                                                                       -------------
Balance at December 31, 2001                                              2,238,591            $0.48
                                                                       =============


Pro forma information regarding net loss is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options and stock purchase plan under the fair value method of SFAS No. 123. The fair value for these options was estimated at the date of grant using the minimum value option pricing model with the following weighted-average assumptions for 2001: risk-free interest rates of 6.50%; dividend yield of 0%; and a weighted-average expected life of the options of six years.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period. The Company's pro forma net loss and net loss per basic and diluted share were $13,786,039 and $7.98, respectively, for the year ended December 31, 2001.

The pro forma effect on net loss may not be representative of the pro forma effect on net loss in future years because it reflects less than four years of vesting and changes in the subjective input assumptions may effect the fair values of future option grants.

                                  CryoGen, Inc.

4. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY (DEFICIT) (CONTINUED)

COMMON STOCK RESERVED FOR FUTURE ISSUANCE

Common stock reserved for future issuance at December 31, 2001 is as followed:

  Conversion of redeemable convertible preferred stock                         35,437,779
  Conversion of convertible preferred stock                                     7,094,845
  Warrants                                                                      1,080,016
  Stock options:
    Issued and outstanding                                                      2,238,591
    Available for future grant                                                  4,900,604
                                                                             ------------
                                                                               50,751,835
                                                                             ============


5. INCOME TAXES

At December 31, 2001, the Company had federal and California tax net operating loss carryforwards of approximately $46,400,000 and $28,000,000, respectively. The federal and California tax loss carryforwards will begin expiring in 2011 and 2003, respectively, unless previously utilized. The Company also has federal and state research and development tax credit carryforwards of approximately $1,700,000 and $1,000,000, respectively. The federal research and development tax credit carryforward will expire beginning in 2012, unless previously utilized.

Pursuant to Internal Revenue Code Sections 382 and 383, use of the Company's net operating loss and credit carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.

Significant components of the Company's deferred tax assets as of December 31, 2001 are shown below. A valuation allowance of $21,136,000 has been established as realization of such assets is uncertain.

================================================================================



                                  CryoGen, Inc.

             Notes to Consolidated Financial Statements (continued)



5. INCOME TAXES (CONTINUED)


                                                                        DECEMBER 31,
                                                                            2001
                                                                    ------------------
Deferred tax assets:
   Net operating loss carryforwards                                 $      17,852,000
   Research and development credits                                         2,353,000
   Capitalized research and development                                       687,000
   Other, net                                                                 431,000
                                                                    ------------------
Total deferred tax assets                                                  21,323,000

Deferred tax liabilities:
   Patents                                                                   (187,000)
                                                                    ------------------
Net deferred tax assets                                                    21,136,000
Valuation allowance                                                       (21,136,000)
                                                                    ------------------
Net deferred taxes                                                  $              --
                                                                    ==================


6. 401(k) DEFINED CONTRIBUTION AND PROFIT SHARING PLAN

Effective January 1, 1998, the Company adopted a 401(k) defined contribution and profit sharing plan that covers substantially all full time employees, as defined, who meet certain length-of-service requirements. Employees may contribute up to a maximum of 25% of their annual compensation (subject to a maximum limit imposed by federal tax law).

7. SUBSEQUENT EVENT

The Company has entered into a merger agreement with America Medical Systems on December 13, 2002 for an initial consideration of $40,000,000 subject to certain purchase price adjustments. In addition, the Company's shareholders are entitled to future earnout payment on a formula based on Net Product Revenues, as defined in the Merger Agreement, less $40,000,000. The merger was consummated on December 30, 2002.